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EXHIBIT 10.19
EXECUTION COPY

CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP
2000 UNIT OPTION PLAN

    SECTION 1.  ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE

      1.1  Establishment of Plan.  Crown Pacific Management Limited Partnership, a Delaware limited partnership (the "Manager"), hereby establishes the CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP 2000 UNIT OPTION PLAN (the "Plan"), for the benefit of eligible employees of the Manager. Subject to the terms and conditions provided herein, the Plan provides for rewarding participating employees with a transfer of Common Units (as defined herein) representing an ownership interest in Crown Pacific Partners, L.P., a Delaware limited partnership (the "Partnership").

      1.2  Purpose.  The purpose of the Plan is to help attract and retain the services of participating employees, to encourage employees to develop a proprietary interest in the Partnership and to align their interests with the interests of the partners of the Partnership, and to encourage such employees to increase operating profitability, with the ultimate goal of attaining distribution objectives with respect to the Common Units and appreciation in the value of the Common Units. Transfers of Common Units under the Plan will reward participating key employees with ownership interests in the Partnership for which the Manager serves as managing general partner and to which it provides management support through the efforts of the participating key employees of the Manager.

      1.3  Effective Date of Plan.  The Plan shall be effective as of January 1, 2000.

    SECTION 2  DEFINITIONS

      2.1  Definitions.  When used in the Plan, the following terms shall have the meanings specified below:

        2.1.1  "Beneficiary" means the person or entity determined to be a Participant's beneficiary pursuant to Section 13.

        2.1.2  "Board" means the Board of Control of the Manager, as constituted in accordance with the agreement of limited partnership of the Manager.

        2.1.3  "Change in Control" means any one of the following events:

          (a) a transaction the effect of which is that a majority of the general partner interests in the Partnership are no longer held by one or more Affiliated Parties (as that term is defined in Section 2.2.3 of that certain Purchase Rights Agreement dated as of December 22, 1994 by and among the Partnership and certain other parties, as amended (the "Purchase Rights Agreement")), unless such interests are acquired by Peter W. Stott, Roger L. Krage, HS Corp. of Oregon, or a designee of HS Corp. of Oregon (each a "Permitted Party") pursuant to Section 3.3.1 or 6 of the Purchase Rights Agreement; provided, however, the conversion of the Company to a real estate investment trust (a "REIT") or to a limited liability company, corporation or other entity, shall not be a Change in Control provided that the controlling interests in the REIT or such other entity immediately after such conversion are owned, directly or indirectly, by one or more of the Affiliated Parties, unless such interests are acquired by a Permitted Party; or

          (b) the approval by the Partnership's Unitholders of the sale or disposition of all or substantially all of the Partnership's or the Operating Partnership's assets or the dissolution or liquidation of the Partnership or the Operating Partnership (a "Liquidation Event").

        2.1.4  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        2.1.5  "Common Unit" has the meaning assigned to such term in the Partnership Agreement.

        2.1.6  "Compensation Committee" means the Compensation Committee of the Board.

        2.1.7  "Disability" has the meaning assigned to such term in the Manager's long-term disability plan covering the Participant at the applicable time, or if no such plan exists, means a physical or mental disability that is reasonably expected to render the Participant incapable of performing his duties as an employee of the Manager for a period of six months within any twelve-month period.

        2.1.8  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        2.1.9  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        2.1.10  "Grant Date" means, with respect to an Option, the date on which the Compensation Committee granted such Option pursuant to Section 5.1.

        2.1.11  "Market Price" means, with respect to a Common Unit, the closing reported sales price, regular way, per Common Unit on the New York Stock Exchange Composite Tape, or if Common Units are not then traded on such stock exchange, the principal national securities exchange on which Common Units are traded, or if not so traded, the highest bid quotation on the over-the-counter market as reported by the National Quotations Bureau, or any similar organization, on any relevant date, or if not so reported, the fair market value of such Common Unit, as determined reasonably and in good faith by the Compensation Committee.

        2.1.12  "Operating Partnership" means Crown Pacific Limited Partnership, a Delaware limited partnership.

        2.1.13  "Option" means an option to acquire Common Units pursuant to this Plan.

        2.1.14  "Participant" means a key employee of the Manager designated as a Participant pursuant to Section 4 or a former key employee of the Manager or any Related Company who has any rights under the Plan.

        2.1.15  "Partnership Agreement" means the agreement of limited partnership of the Partnership, as amended from time to time.

        2.1.16  "Plan" means the Crown Pacific Management Limited Partnership 2000 Unit Option Plan, as set forth herein and as amended from time to time.

        2.1.17  "Related Companies" means the Partnership, Crown Pacific Limited Partnership, a Delaware limited partnership, CP Air, Inc., an Oregon corporation, Yellowstone Trucking Limited Partnership, a Delaware limited partnership, Klamath Northern Railway Limited Partnership, a Delaware limited partnership, Alliance Wholesale Lumber, Inc., an Arizona corporation, Desert Lumber, Inc., a Nevada corporation, Cheshire Sales Company, a New Mexico corporation and any other entity in which the Partnership owns, directly or indirectly, now or in the future, 50% or more of the outstanding equity securities. The Manager shall not be treated as a Related Company.

        2.1.18  "Retirement" means the termination of employment by a Participant with the Manager (other than as a result of a Termination for Cause, Disability, or death) on or after (i) the date the Participant reaches age 65 or (ii) with the consent of the Compensation Committee, the date the Participant reaches age 55.

        2.1.19  "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

        2.1.20  "Securities Act" means the Securities Act of 1933, as amended from time to time.

        2.1.21  "Subordinated Unit" has the meaning assigned to such term in the Partnership Agreement.

        2.1.22  "Termination for Cause," with respect to any Participant, has the meaning assigned to such term in such Participant's employment agreement, if any, with the Manager, or if the Participant has no such employment agreement, means (i) any conviction of such Participant for a felony, (ii) any material breach by such Participant of a material agreement between such Participant and the Partnership or any Related Company, (iii) such Participant causes, directly and willfully, any material breach of the Partnership Agreement, the limited partnership agreement of the Manager or any Related Company, or the charter or bylaws of any Related Company, (iv) any conduct by such Participant materially injurious to the Partnership, any Related Company, or their respective businesses, (v) any failure by such Participant to comply with policies, procedures, or directives of the Board, provided that, except where such failure constitutes conduct materially injurious to the Partnership, any Related Company, or their respective businesses, such Participant shall first be given notice from the Board of such failure and such failure shall not have been cured within three days after such notice or, if such failure is not capable of being cured within three days, such Participant shall not have commenced and be diligently pursuing in good faith efforts to cure such default, or (vi) any fraud, dishonesty, misappropriation of funds, embezzlement, or other similar acts of misconduct by such Participant with respect to the Partnership.

        2.1.23  "Vesting Date" means the date on which a Participant's right to acquire Common Units pursuant to an Option vests.

        2.1.24  "Voluntary Termination" means, with respect to any Participant, the termination of such Participant's employment with the Manager for any reason whatsoever, other than (i) termination by the Manager (excluding a Termination for Cause) or (ii) termination by reason of the Participant's Retirement, Disability, or death.

    SECTION 3  ADMINISTRATION

      3.1  Administration.  The Compensation Committee shall be responsible for the administration of the Plan. The Compensation Committee is authorized (i) to designate employees of the Manager eligible to become Participants in the Plan, (ii) to designate the number of Common Units for which Options will be granted, (iii) to define any other terms and provisions of any Option grant, (iv) to interpret and construe any provision of the Plan, (v) to determine eligibility and benefits under the Plan, (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan, (vii) to adopt such forms as it may deem appropriate for the administration of the Plan, (viii) to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Manager, and (ix) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations, or other actions made or taken by the Compensation Committee under the Plan shall be final and binding for all purposes and upon all persons. A majority of the Compensation Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Compensation Committee, shall be deemed acts of the Compensation Committee.

      3.2  Indemnification of Compensation Committee.  The Manager and the Partnership shall indemnify, protect, defend and hold harmless each member of the Compensation Committee

  (which, for purposes of this Section 3.2, includes any employee of the Manager or a Related Company to whom the Compensation Committee has delegated any responsibility in the administration of the Plan) against any and all claims, losses, damages, expenses, including, without limitation, counsel fees incurred by the Compensation Committee, and liability, including, without limitation, any amounts paid in settlement with the Manager's approval, arising from the member's or the Compensation Committee's determination, action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice by the Manager of any claim asserted against the Compensation Committee member, which notice, in the event of a lawsuit, shall be given within ten (10) days after receipt by the Compensation Committee member, and (ii) the timely receipt by the Manager of an offer from the Compensation Committee member of an opportunity for the Partnership to participate in the settlement or defense of such claim.

      3.3  Reliance by Compensation Committee.  The Compensation Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant. Expenses incurred by the Compensation Committee in the engagement of such counsel, consultant, or agent shall be paid by the Partnership. No member or former member of the Compensation Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted herein.

      3.4  Cost.  Although the Plan is maintained by the Manager for administrative convenience, all expenses and costs associated with the Plan, including, without limitation, the cost of administration and the cost of funding the benefits to be provided by the Plan, shall be borne by the Partnership. All economic benefits and burdens will accrue to and be incurred by the Partnership, and the Manager shall have no opportunity to profit from the operation of the Plan.

    SECTION 4  ELIGIBILITY AND PARTICIPATION

      4.1  Eligibility.  Any employee of the Manager who is not a member of the Compensation Committee shall be eligible to be a Participant. Grants may be made to the same employee on more than one occasion.

      4.2  Termination of Employment.  Options, to the extent exercisable as of the date the Participant ceases to be an employee of the Manager or any Related Company for any reason other than Termination for Cause or Voluntary Termination, may be exercised within one year of such date, but not thereafter; provided, however, that in no event shall any Option be exercisable after the expiration date of such Option as set forth in the related option agreement. If a Participant ceases to be an employee of the Manager or any Related Company as a result of death, such Options may be exercised within one year of such Participant's death by the person to whom his rights thereunder shall pass by will or the applicable laws of descent and distribution. If a Participant ceases to be an employee of the Manager or any Related Company as a result of Disability or Retirement, such Options may be exercised within one year of such Participant's Disability or Retirement by either the Participant or such Participant's legal representative. In the event of a termination of a Participant's employment with the Manager or any Related Company by reason of Termination for Cause or Voluntary Termination, the Options outstanding on such date of termination may not be exercised after the date of such termination of employment. To the extent Options or any portion thereof are not exercisable on the date the Participant ceases to be an employee of the Manager or a Related Company, such Option or portion thereof shall automatically lapse and be canceled, unexercised, on such date.

      4.3  Change in Control.  Notwithstanding anything in this Plan or any grant agreement hereunder to the contrary, effective upon a Change in Control, each then outstanding Option

  (i) shall be automatically vested (exercisable) in full immediately prior to such Change in Control, and (ii) shall remain exercisable for the remainder of such Option's term, notwithstanding any earlier termination of the optionholder's employment with the Manager and its Related Companies; provided, however, that if the Change in Control is caused by a Liquidation Event, each outstanding Option shall not become automatically vested in full until the disposition, liquidation or dissolution is complete, or until the optionholder's employment with the Manager and its Related Companies is otherwise terminated by the Board (other than for cause) after such Liquidation Event.

    SECTION 5  OPTION RIGHTS

      5.1  Common Units Subject to Options.  Options may be granted and from time to time as the Compensation Committee shall determine. Subject to adjustments as provided in Section 10, the maximum number of Common Units for which Options may be issued in any calendar year shall not exceed one percent of the total number of Common Units and Subordinated Units outstanding as of the close of business on the last business day of the immediately preceding calendar year.

      5.2  Terms and Conditions of Options.  Subject to the provisions of the Plan, the Compensation Committee shall determine for each Option (which need not be identical) the number of Common Units for which the Option shall be granted and all other terms and conditions of the Option not inconsistent with the Plan. Such terms and conditions may include the Participant and/or the Partnership attaining certain business or financial goals. Options granted pursuant to the Plan shall be evidenced by written agreements specifying the number of Common Units covered thereby, in such form as the Compensation Committee shall from time to time establish, and shall comply with and be subject to the following terms and conditions.

        5.2.1  Option Price.  The option price for each of the Common Units which are the subject of an Option shall be the Market Price of a Common Unit on the last trading day of the calendar year immediately preceding the Grant Date. The Compensation Committee may determine that any Option grant shall include a provision granting the holder a credit towards the option price equal to some or all of the distributions made with respect to the outstanding Common Units from the date the Option is granted until the date it is exercised; provided, however, in no event shall such credit exceed the option price.

        5.2.2  Vesting of Options.  Each Option granted pursuant to the Plan will vest as follows:

        (a) one-tenth (1/10th) of the number of Common Units which are the subject of such Option shall vest on the first anniversary of the Grant Date;

        (b) an additional two-tenths (2/10ths) of the number of Common Units which are the subject of such Option shall vest on the second anniversary of the Grant Date;

        (c) an additional three-tenths (3/10ths) of the number of Common Units which are the subject of such Option shall vest on the third anniversary of the Grant Date; and

        (d) an additional four-tenths (4/10ths) of the number of Common Units which are the subject of such Option shall vest on the fourth anniversary of the Grant Date.

        5.2.3  Exercise Period of Options.  An Option may be exercised pursuant to Section 6 as to some or all of the number of Common Units which have vested under such Option as of the applicable Vesting Date, but in no event may any Option be exercised after the expiration of seven (7) years after the Grant Date of such Option.

    SECTION 6  EXERCISE AND PAYMENT OF OPTION PRICE

      6.1  Exercise of Option.  To the extent an Option has vested in accordance with Section 5.2.2, the Participant thereunder may exercise such Option as to all or a part of the Common Units then vested by the giving of written notice of the exercise thereof to the Manager. Such written notice shall specify the number of Common Units to be purchased and the method(s) by which the Participant will pay the option price for such Common Units.

      6.2  Method of Payment.  Payment of the option price for the number of Common Units being purchased pursuant to any exercise of any Option shall be made (1) in cash, by check or cash equivalent, (2) by the assignment of the proceeds of a sale of some or all of the Common Units being acquired upon the exercise of an Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (3) by the withholding of Units being acquired upon the exercise of an Option or a cashless exercise and simultaneous sale, or (4) by any combination thereof, as determined by the Participant in the Participant's sole discretion. The Compensation Committee reserves, at any and all times, the right, in the Compensation Committee's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of the assignment of the proceeds of a sale of some or all of the Common Units to be acquired upon such exercise.

    SECTION 7  ACQUISITION OF COMMON UNITS

    Common Units delivered by the Manager on exercise of an Option may consist, in whole or in part, of Common Units acquired in the open market or from any person, including the Partnership. With respect to Common Units to be acquired from the Partnership for delivery following an Option exercise, the Manager shall pay to the Partnership in cash the Market Price for each Common Unit requested to be issued (as of the date of issuance of such Common Unit) and the Partnership agrees, upon receipt of such consideration, to issue the Common Units to the Manager for such purpose. With respect to each Common Unit issued upon the exercise of an Option and payment of cash therefor, the Manager shall be entitled to reimbursement by the Partnership for the excess, if any, of (i) the Market Price of each such Common Unit (as of the date of issuance of such Common Unit) over (ii) the exercise price of the Option relating to such Common Unit. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Manager, the Partnership, the Board (or any of its members), or the Compensation Committee (or any of its members) and any Participant, any Beneficiary, or any other person.

    SECTION 8  DURATION OF PLAN

    Subject to Section 12, the Plan shall remain in effect until such time as the Board terminates it.

    SECTION 9  SECURITIES MATTERS

      9.1  Securities Laws.  Each Option granted under the Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the Common Units subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of Common Units thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

      9.2  Investment Representation.  Unless the Common Units subject to Options granted under the Plan have been registered under the Securities Act (and, in the case of any Participant who may be deemed an affiliate (for securities law purposes) of the Manager or the Partnership, such Common Units have been registered under the Securities Act for resale by such Participant), or the Partnership has determined that an exemption from registration is available, the Partnership may require prior to and as a condition of the issuance of any Common Units that the person exercising an Option hereunder furnish the Partnership with a written representation in a form prescribed by the Compensation Committee to the effect that such person is acquiring said Common Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any such Common Units otherwise than in accordance with the provision of Rule 144 under the Securities Act unless and until either the Common Units are registered under the Securities Act or the Manager is satisfied that an exemption from such registration is available.

      9.3  Compliance with Securities Laws.  Anything contained herein to the contrary notwithstanding, the Partnership shall not be obligated to sell or issue any Common Units under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the exchange on which the Common Units are traded (or the governing body of the principal market in which such Common Units are traded, if such Common Units are not then listed on an exchange), (ii) all applicable provisions of the Securities Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The Manager acknowledges that, as the managing general partner of the Partnership, it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the Manager.

      9.4  No Fractional Common Units.  No fractional Common Units shall be issued or delivered pursuant to the Plan or any Option, and cash shall be paid in lieu thereof.

    SECTION 10  ADJUSTMENT OF COMMON UNITS IN CERTAIN EVENTS

      10.1  Adjustment of Common Units.  Unless the Compensation Committee otherwise determines, the number of Common Units covered by a Participant's Options shall be adjusted as appropriate in connection with any Common Unit distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of Common Units or similar change or upon the occurrence of any other event that the Compensation Committee, in its sole discretion, deems appropriate. In the event of any change in the number of Common Units outstanding by reason of any other event or transaction, the Compensation Committee may, but need not, make such adjustments in the number of Common Units which are the subject of an Option. The purpose of this adjustment is to treat Participants as if they were unit holders of Common Units with respect to the number of Common Units pertaining to each Option. However, the Compensation Committee may, in its discretion, convert any securities, cash or other property that would have been received in respect of Common Units into an equivalent number of Common Units to be added to the number of Common Units subject to each Option.

      10.2  No Entitlement.  A Participant shall have no rights as a result of any Common Unit distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of Common Units or similar event, except as may be determined by the Compensation Committee pursuant to this Section 11.

    SECTION 11  PAYROLL AND WITHHOLDING TAXES

    All federal, state, local and other withholding tax requirements, if any, attributable to a distribution shall be met pursuant to the following procedures:

      11.1  The Manager and Related Companies shall have the right to withhold from any cash amounts payable to a Participant (including salary, bonus or any other amounts payable from the Manager or any Related Company to the Participant) an amount sufficient to satisfy such federal, state, local and other withholding tax requirements, prior to the delivery of any certificate or certificates for such Common Units or other payments the Compensation Committee deems appropriate pursuant to Section 10 of the Plan.

      11.2  The Manager or Related Company shall have the right to require Participants to remit to the Manager or Related Company in cash an amount sufficient to satisfy such federal, state, local and other withholding tax requirements, prior to the delivery of any certificate or certificates for such Common Units or other payments the Compensation Committee deems appropriate pursuant to Section 10 of the Plan.

      11.3  At the election of the Participant, to the extent permitted by the Compensation Committee, the Participant shall deliver, or the Manager or Related Company shall withhold, a number of such Common Units, the Market Price of which on the date the Common Units are to be distributed to the Participant is determined by the Committee to be sufficient to satisfy the minimum federal, state, local and other withholding tax requirements under applicable law.

      11.4  If a Participant is subject to Section 16(b) of the Exchange Act, the Compensation Committee may prescribe such requirements or limitations on the Participant's ability to elect the withholding options contained in Section 11.3 as may be required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or by any comparable or successor exemption.

    SECTION 12  TERMINATION AND AMENDMENT

    Except as specifically set forth herein, the Plan may be terminated with respect to any or all Participants at any time by the Board only as to any Option not granted as of the date of termination. The Plan may be amended by the Board from time to time in any respect. Notwithstanding anything to the contrary contained herein, no amendment or termination shall be made that would materially and adversely affect or diminish the rights of any Participant with respect to any Option theretofore granted, without such Participant's prior written consent; provided that the Manager may amend the Plan from time to time in such a manner as may be necessary to avoid having the Plan being subject to ERISA. Neither a Participant's incurring any income tax liability nor the loss of an investment opportunity as a result of the termination of the Plan shall be considered to materially and adversely affect or diminish the rights of a Participant.

    SECTION 13  BENEFICIARIES, PERMITTED TRANSFEREES, AND OTHER PAYEES

      13.1  Designation of Beneficiary.  Each Participant shall have the right to designate in writing from time to time a Beneficiary by filing a written notice of such designation with the Compensation Committee. A Participant's designation of a Beneficiary may be revoked by filing with the Compensation Committee an instrument of revocation or a later designation. Any designation or revocation shall be effective when received by the Compensation Committee. In the event of the death of a Participant, any payment required to be made hereunder to such Participant shall be made to such Participant's Beneficiary. Unless the Participant's Beneficiary designation provides otherwise, no person shall be entitled to benefits upon the death of the Participant unless such person survives the Participant. If the Beneficiary designated by a Participant does not survive the Participant or if the Participant has not made a valid Beneficiary designation, the Participant's Beneficiary shall be the Participant's estate.

      13.2  Nontransferability.  Except as provided in Section 13.1, no Option, any interest therein, or any other interest or right of a Participant under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (except by will or by the applicable laws of descent and distribution), or in any matter be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or Beneficiary entitled thereto, or be subject to any lien, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, and bankruptcy.

      13.3  Incapacity of Participant or Beneficiary.  If the Compensation Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative), may in the sole discretion of the Compensation Committee, be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Manager under the provisions of the Plan.

    SECTION 14  RIGHTS OF EMPLOYMENT

    Nothing in this Plan shall interfere with or limit in any way the right of the Manager or any Related Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Manager or any Related Company.

    SECTION 15  REQUIREMENTS OF LAW AND GOVERNING LAW

      15.1  Requirements of Law.  The transfer of Common Units issued under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      15.2  Governing Law.  The Plan and all agreements under the plan shall be construed in accordance with and governed by the laws of the State of Oregon.

CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP, a Delaware limited partnership
By:	HS Corp. of Oregon, an Oregon corporation, general partner
By:
Name:
Title:
By:	Fremont Timber, Inc., a Delaware corporation, general partner
By:
Name:
Title:

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CROWN PACIFIC MANAGEMENT LIMITED PARTNERSHIP 2000 UNIT OPTION PLAN